UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 2, 2013

AOL INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34419	20-4268793
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

770 Broadway, New York, New York 10003

(Address of Principal Executive Offices) (Zip Code)

212-652-6400

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) In connection with the decentralization of the human resources function, on August 2, 2013 Mr. John Reid-Dodick, Executive Vice President and Chief People Officer of AOL Inc. (the “Company”) notified the Company that he is leaving to pursue other opportunities. Mr. Reid-Dodick’s last day with the Company will be August 15, 2013 (the “Separation Date”). In connection with Mr. Reid-Dodick’s departure, the Company’s Board of Directors approved the following amendments to the vesting terms of Mr. Reid-Dodick’s equity awards:

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In connection with the restricted stock unit award granted to Mr. Reid-Dodick in December 2011, the outstanding unvested restricted stock units originally scheduled to vest on December 15, 2013 will vest on a pro rata basis, with 14,577 restricted stock units vesting on the Separation Date. Following the Separation Date, Mr. Reid-Dodick will forfeit all remaining unvested restricted stock units in the award.

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In connection with the restricted stock unit award granted to Mr. Reid-Dodick in February 2013, the outstanding unvested restricted stock units originally scheduled to vest on February 15, 2015 will vest on a pro rata basis, with 867 restricted stock units vesting on the Separation Date. Following the Separation Date, Mr. Reid-Dodick will forfeit all remaining unvested restricted stock units in the award.

On the Separation Date, the separation without cause provisions of Mr. Reid-Dodick’s employment agreement, filed as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q filed on May 9, 2012, will be in full force and effect.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AOL INC.

By:	/s/ Karen Dykstra
Name:	Karen Dykstra
Title:	Executive Vice President and Chief Financial Officer

Date: August 7, 2013

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